Exhibit 99.1(b)

March 4, 2010

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF ADVENTURE ENERGY, INC.

TO ALL SHAREHOLDERS:

NOTICE is hereby given to you pursuant to Article.4 of the By-Laws of a Special Meeting of Shareholders of Adventure Energy, Inc. (the “Corporation”) to be held at 33 6th Street, Suite 600, St. Petersburg, Florida 33701 on Friday, March 19, 2010 at 1:00 p.m. Eastern Standard Time.  Shareholders, in person or by proxy, may vote for or against the following proposals to be considered at the meeting by voting on the Ballot enclosed with this Notice (1) at the meeting or (2) by fax by sending the completed Ballot to 815-846-0755 or (3) by emailing on or before March 19, 2010 whether they are “For” or “Against” the proposals set forth below to info@adventureenergy.com.

The following proposals will be considered and voted upon at the Special Meeting:

PROPOSALS:

1. To approve a share exchange between the Corporation and Wilon Resources, Inc., a Tennessee corporation (“Wilon”) whereby the Corporation will acquire all of the outstanding shares of Wilon and hold such Company as a wholly-owned subsidiary.  For each share of common stock of Wilon to be exchanged, Adventure Energy will issue one share of the Corporation’s common stock plus one warrant to purchase one additional share of common stock of the Corporation at an exercise price of $.25 (25 cents) per share to be exercisable for a period of 5 years from the date of issue.

The Corporation will further enter into a Registration Rights Agreement with Wilon whereby it will agree to use its best efforts within 60 days after adoption of the Plan of Exchange by the shareholders of the Corporation and Wilon to register all of the shares exchanged for Wilon shares and all of the shares underlying the warrants to be issued to Wilon shareholders.

Upon approval of this Resolution by the shareholders of the Corporation and Wilon, the Corporation and Wilon will enter into a definitive Agreement and Plan of Share Exchange that contains standard representations and warranties appropriate to the contemplated transaction.  By approving this Resolution, the shareholders authorize the President of the Corporation and its other officers to take all necessary and advisable actions to effect the transactions contemplated by the Plan of Exchange and to execute all documents necessary to accomplish such transactions and to make all changes and modifications to the Plan of Exchange that may be advisable and which do not conflict with applicable law.

Adoption of this proposal will result in the issuance of approximately 30,000,000 shares of the Corporation’s common stock to the shareholders of Wilon (approximately 60,000,000 if all the warrants should be exercised) and in a dilution of ownership with respect to the current shareholders of the Corporation.  In return, the Corporation will own all of the current assets and business of Wilon.  The Board of Directors has concluded that the share exchange is in the best interests of the Corporation and has voted in favor of the Plan of Share Exchange subject to the vote of the shareholders.

Wilon Resources, Inc. engages in the exploration, production and delivery of natural gas and operates in the Appalachian Basin and principally in West Virginia where it has leaseholds aggregating an approximate 12,000 acres and 120 natural gas wells and 5 oil wells.

SHAREHOLDERS SHOULD NOTE THAT WAYNE ANDERSON, PRESIDENT OF THE CORPORATION AND CHAIRMAN OF ITS BOARD OF DIRECTORS BENEFICIALLY OWNS OR CONTROLS 3,700,083 SHARES OF THE CORPORATION (15.3% OF THE ISSUED AND OUTSTANDING SHARES OF THE CORPORATION) AND ALSO BENEFICIALLY OWNS OR CONTROLS 13,983,334 SHARES OF WILON (29.1% OF THE ISSUED AND OUTSTANDING SHARES OF WILON). IF THE PLAN OF SHARE EXCHANGE IS APPROVED BY THE SHAREHOLDERS, MR. ANDERSON WILL OWN 17,683,417 SHARES OF THE CORPORATION AND HIS PERCENTAGE OF OWNERSHIP WILL CHANGE FROM 15.3% TO 24.1 % OF THE CORPORATIOPN AND BE SUBJECT TO FURTHER ADJUSTMENT DEPENDING UPON THE EXERCISE OF THE WARRANTS.

2. To approve an Amendment to the Corporation’s Articles of Incorporation to change the name of the Corporation to US Natural Gas Corp.  Approval of this proposal will permit the Corporation to operate under a name more suitable to the business in which it will engage and give the Corporation more flexibility in developing its business.

3. To approve an Amendment to the Corporation’s Articles of Incorporation to delete Article 8 thereof which states that “all of the shares of the Corporation may be subject to a Shareholders’ Restrictive Agreement.”  No such agreement was ever entered into by the Shareholders and there is no current intent to enter into any such agreement at the present time.  Approval of this proposal will remove an extraneous provision from the Articles of Incorporation and reduce the possibility of confusion in the future.

Only shareholders of record as of the close of business, February 25, 2010 are entitled to Notice of and to vote at the Special Meeting.  A Complete list of shareholders entitled to vote at the Special Meeting will be available for examination by any shareholder at the Special Meeting.  Your vote is important.

/s/ Wayne Anderson
Wayne Anderson, Chairman
On Behalf of the Board of Directors
March 4, 2010